Conformed Copy
                                                                    Exhibit 3

                             CERTIFICATE OF TRUST
                                      OF
                          PREMIER AUTO TRUST 1997-3


               THIS Certificate of Trust of Premier Auto Trust 1997-3 (the "Trust"), dated September 5, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.).


               1. Name: The name of the business trust formed hereby is Premier Auto Trust 1997-3.


               2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention:
Corporate Trustee Administration Department.


               3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.


               IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                                            CHASE MANHATTAN BANK DELAWARE,
                                            not in its individual capacity
                                            but solely as Owner Trustee under
                                            the Trust Agreement dated as of
                                            September 5, 1997


                                            By:    /s/ Denis Kelly
                                                   --------------------
                                            Name:  DENIS KELLY
                                            Title: TRUST OFFICER